Exhibit 99.1

Delek Logistics Reports Fourth Quarter 2023 Results and 2024 Capital Program
Fourth Quarter
•Net income attributable to all partners of $22.1 million
•Quarterly EBITDA of $86.1 million, adjusted EBITDA of $100.9 million
•Distributable cash flow of $64.6 million, DCF coverage ratio of 1.40x
•Delivered 44 consecutive quarters of distribution growth with recent increase to $1.055/unit

2023 Full Year
•Net income attributable to all partners of $126.2 million
•EBITDA of $370.3 million, adjusted EBITDA of $385.1 million
•Distributable cash flow of $248.2 million, DCF coverage ratio of 1.37x
•Improved leverage ratio to 4.34x from 4.89x at year-end 2022
•Grew Midland gathering & processing volumes nearly 80%
•Rewarded unitholders with continued distribution growth

2024 Capital Program
•2024 capital expenditures are estimated to be approximately $70 million

BRENTWOOD, Tenn., February 27, 2024 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the fourth quarter 2023, with reported net income attributable to all partners of $22.1 million, or $0.51 per diluted common limited partner unit. This compares to net income attributable to all partners of $42.7 million, or $0.98 per diluted common limited partner unit, in the fourth quarter 2022. The decrease in net income attributable to all partners was driven by higher interest expense and a fourth quarter 2023 goodwill impairment. Net cash provided in operating activities was $114.7 million in the fourth quarter 2023 compared to net cash used in operating activities of $105.3 million in the fourth quarter 2022. Distributable cash flow was $64.6 million in the fourth quarter 2023, compared to $51.4 million in the fourth quarter 2022.
For the fourth quarter 2023, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $86.1 million. Excluding the goodwill impairment, adjusted EBITDA was $100.9 million compared to $92.5 million in the fourth quarter 2022.
“I am pleased to say that Delek Logistics has exceeded quarterly earnings goals, and surpassed last year's strong performance,” said Avigal Soreq, President of Delek Logistics' general partner. “We saw substantial growth from new connections in our Midland gathering operations, further validating our strong position in the Permian Basin. The dedication of our workforce to having safe and reliable operations also contributed to our success. I'm proud of the team that has gone without a lost time injury 4-years in a row and counting. We are excited for Delek Logistics' future and numerous growth opportunities. The business looks to utilize capital investments in 2024 to support customer growth and expand upon existing assets."
“In January, the Board approved the 44th consecutive increase in the quarterly distribution to $1.055 per unit. Delek Logistics has a strong track record of delivering value to unitholders. We feel confident in our ability to maintain competitive distributions to our investors as we head into 2024," Mr. Soreq concluded.
Distribution and Liquidity
On January 24, 2024, Delek Logistics declared a quarterly cash distribution of $1.055 per common limited partner unit for the fourth quarter 2023. This distribution was paid on February 12, 2024 to unitholders of record on February 5, 2024. This represents a 1.0% increase from the third quarter 2023 distribution of $1.045 per common limited partner unit, and a 3.4% increase over Delek Logistics’ fourth quarter 2022 distribution of $1.020 per common limited partner unit. For the fourth quarter 2023, the total cash distribution declared to all partners was approximately $46.0 million, resulting in a distributable cash flow ("DCF") coverage ratio of 1.40x.
As of December 31, 2023, Delek Logistics had total debt of approximately $1.70 billion and cash of $3.8 million. Additional borrowing capacity, subject to certain covenants, under the $1.05 billion third party revolving credit facility was $269.5 million. The total leverage ratio as of December 31, 2023 of approximately 4.34x was within the requirements of the maximum allowable leverage ratio under the credit facility.
Consolidated Operating Results
Fourth quarter 2023 Adjusted EBITDA was $100.9 million compared with $92.5 million in the fourth quarter 2022. The $8.4 million increase reflects

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higher contributions from the Midland Gathering and Delaware Gathering systems, terminalling and marketing rate increases, as well as continued strong throughput on joint venture pipelines. The increase was partially offset by higher operating expenses driven by the growth in operations.
Gathering and Processing Segment
Adjusted EBITDA in the fourth quarter 2023 was $53.3 million compared with $48.1 million in the fourth quarter 2022. The increase was primarily due to higher throughput from Permian Basin assets.
During the fourth quarter 2023, Delek Logistics recorded a $14.8 million impairment charge related to the Delaware Gathering reporting unit within the gathering and processing segment. The impairment was primarily driven by the significant increase in interest rates and timing effect of system connections with producer customers. The Partnership's long-term outlook of its Delaware Gathering system remains unchanged.
Wholesale Marketing and Terminalling Segment
Adjusted EBITDA in the fourth quarter 2023 was $28.4 million, compared with fourth quarter 2022 Adjusted EBITDA of $23.3 million. The increase was primarily due to higher terminalling utilization.
Storage and Transportation Segment
Adjusted EBITDA in the fourth quarter 2023 was $17.5 million, compared with $16.1 million in the fourth quarter 2022. The increase was primarily due to increased storage and transportation rates.
Investments in Pipeline Joint Ventures Segment
During the fourth quarter 2023, income from equity method investments was $8.5 million compared to $9.0 million in the fourth quarter 2022.
Corporate
Adjusted EBITDA in the fourth quarter 2023 was a loss of $6.9 million compared to a loss of $4.0 million in the fourth quarter 2022.
Capital Program
Delek Logistics Partners expects the 2024 Capital Program to be approximately $70 million, with approximately $20 million for sustaining and regulatory projects and $50 million for growth projects. The 2024 Capital Program compares with the 2023 Capital Program of $74 million, which includes $7 million of capital partially funded by producers. Excluding these proceeds, 2023 capital expenditures were $81 million.
2024 growth capital will be to advance new connections in both the Midland and Delaware gathering systems, enabling continued volume growth at the Partnership.

($ millions)	Total
Delek Logistics
Growth	$50
Sustaining & Regulatory	20
2024 Capital Program	$70

Fourth Quarter 2023 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its fourth quarter 2023 results on Tuesday, February 27, 2024 at 11:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a significant portion of Delek Logistics' revenue is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the

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utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties related to the integration of the 3 Bear business following the recent acquisition; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; projected capital expenditures, scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the Delaware Gathering acquisition; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying consolidated statements of income.
•Adjusted Earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") - EBITDA adjusted to exclude the impairment of goodwill associated with our Delaware Gathering reporting unit.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
•Distributable cash flow, as adjusted for transaction costs, or Distributable cash flow, as adjusted - distributable cash flow adjusted to exclude significant, infrequently occurring transaction costs.
Our EBITDA, Adjusted EBITDA and distributable cash flow measures are non GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA and Adjusted EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. EBITDA, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other partnerships in our industry, our definitions of EBITDA, Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP, please refer to "Results of Operations" below. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit data)
	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$3,755	$7,970
Accounts receivable	41,131	53,314
Accounts receivable from related parties	28,443	—
Inventory	2,264	1,483
Other current assets	676	2,463
Total current assets	76,269	65,230
Property, plant and equipment:
Property, plant and equipment	1,320,510	1,240,684
Less: accumulated depreciation	(384,359)	(316,680)
Property, plant and equipment, net	936,151	924,004
Equity method investments	241,337	257,022
Customer relationship intangible, net	181,336	199,440
Marketing contract intangible, net	102,155	109,366
Rights-of-way, net	59,536	55,990
Goodwill	12,203	27,051
Operating lease right-of-use assets	19,043	24,788
Other non-current assets	14,216	16,408
Total assets	$1,642,246	$1,679,299

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$26,290	$57,403
Accounts payable to related parties	—	6,055
Current portion of long-term debt	30,000	15,000
Interest payable	5,805	5,308
Excise and other taxes payable	10,321	8,230
Current portion of operating lease liabilities	6,697	8,020
Accrued expenses and other current liabilities	11,477	6,202
Total current liabilities	90,590	106,218
Non-current liabilities:
Long-term debt, net of current portion	1,673,789	1,646,567
Operating lease liabilities, net of current portion	8,335	12,114
Asset retirement obligations	10,038	9,333
Other non-current liabilities	21,363	15,767
Total non-current liabilities	1,713,525	1,683,781
Total liabilities	1,804,115	1,789,999
Equity (Deficit):
Common unitholders - public; 9,299,763 units issued and outstanding at December 31, 2023 (9,257,305 at December 31, 2022)	160,402	172,119
Common unitholders - Delek Holdings; 34,311,278 units issued and outstanding at December 31, 2023 (34,311,278 at December 31, 2022)	(322,271)	(282,819)
Total deficit	(161,869)	(110,700)
Total liabilities and deficit	$1,642,246	$1,679,299

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net revenues:
Affiliate	$149,400	$104,141	$563,803	$479,411
Third-party	104,749	164,910	456,606	556,996
Net revenues	254,149	269,051	1,020,409	1,036,407
Cost of sales:
Cost of materials and other - affiliate	98,071	121,855	396,333	496,184
Cost of materials and other - third party	29,707	39,213	136,294	145,179
Operating expenses (excluding depreciation and amortization presented below)	30,380	22,546	115,682	85,438
Depreciation and amortization	21,642	18,334	87,136	60,210
Total cost of sales	179,800	201,948	735,445	787,011
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	1,022	764	2,419	2,869
General and administrative expenses	5,100	3,355	24,766	34,181
Depreciation and amortization	1,325	1,357	5,248	2,778
Impairment of goodwill	14,848	—	14,848	—
(Gain) loss on disposal of assets	(462)	6	(1,266)	(114)
Total operating costs and expenses	201,633	207,430	781,460	826,725
Operating income	52,516	61,621	238,949	209,682
Interest expense, net	38,663	28,683	143,244	82,304
Income from equity method investments	(8,536)	(9,017)	(31,433)	(31,683)
Other income, net	(279)	(334)	(303)	(373)
Total non-operating expenses, net	29,848	19,332	111,508	50,248
Income before income tax expense	22,668	42,289	127,441	159,434
Income tax expense (benefit)	520	(411)	1,205	382
Net income attributable to partners	$22,148	$42,700	$126,236	$159,052
Comprehensive income attributable to partners	$22,148	$42,700	$126,236	$159,052

Net income per limited partner unit:
Basic	$0.51	$0.98	$2.90	$3.66
Diluted	$0.51	$0.98	$2.89	$3.66
Weighted average limited partner units outstanding:
Basic	43,599,670	43,517,906	43,583,938	43,487,910
Diluted	43,625,012	43,540,645	43,611,314	43,511,650
Cash distribution per common limited partner unit	$1.055	$1.020	$4.160	$3.975

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2023	2022	2023	2022
Cash flows from operating activities
Net cash provided by (used in) operating activities	$114,689	$(105,314)	$225,319	$192,168
Cash flows from investing activities
Net cash used in investing activities	(33,995)	(65,350)	(89,629)	(770,437)
Cash flows from financing activities
Net cash (used in) provided by financing activities	(81,121)	163,689	(139,905)	581,947
Net (decrease) increase in cash and cash equivalents	(427)	(6,975)	(4,215)	3,678
Cash and cash equivalents at the beginning of the period	4,182	14,945	7,970	4,292
Cash and cash equivalents at the end of the period	$3,755	$7,970	$3,755	$7,970

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Net Income to EBITDA:
Net income	$22,148	$42,700	$126,236	$159,052
Add:
Income tax expense (benefit)	520	(411)	1,205	382
Depreciation and amortization	22,967	19,691	92,384	62,988
Amortization of marketing contract intangible	1,803	1,803	7,211	7,211
Interest expense, net	38,663	28,683	143,244	82,304
EBITDA	$86,101	$92,466	$370,280	$311,937
Impairment of goodwill	14,848	—	14,848	—
Adjusted EBITDA	$100,949	$92,466	$385,128	$311,937

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by (used in) operating activities	$114,689	$(105,314)	$225,319	$192,168
Changes in assets and liabilities	(51,894)	164,781	29,474	49,423
Non-cash lease expense	(2,142)	(2,670)	(9,549)	(16,254)
Distributions from equity method investments in investing activities	4,525	—	9,002	1,737
Regulatory and sustaining capital expenditures not distributable	(1,348)	(6,501)	(7,272)	(9,684)
Reimbursement from Delek Holdings for capital expenditures	338	1,171	1,280	1,176
Accretion of asset retirement obligations	(176)	(181)	(705)	(596)
Deferred income taxes	115	71	(638)	(5)
Gain (loss) on disposal of assets	462	(6)	1,266	114
Distributable Cash Flow	$64,569	$51,351	$248,177	$218,079
Transaction costs	—	—	—	10,604
Distributable Cash Flow, as adjusted	$64,569	$51,351	$248,177	$228,683

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation (Unaudited)
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Distributions to partners of Delek Logistics, LP	$46,010	$44,440	$181,344	$172,933

Distributable cash flow	$64,569	$51,351	$248,177	$218,079
Distributable cash flow coverage ratio (1)	1.40x	1.16x	1.37x	1.26x
Distributable cash flow, as adjusted (2)	64,569	51,351	248,177	228,683
Distributable cash flow coverage ratio, as adjusted (3)	1.40x	1.16x	1.37x	1.32x
(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.
(2) Distributable cash flow adjusted to exclude transaction costs associated with the Delaware Gathering Acquisition (formerly 3 Bear).
(3) Distributable cash flow coverage ratio, as adjusted is calculated by dividing distributable cash flow, as adjusted for transaction costs by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)

	Three Months Ended December 31, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$55,175	$62,560	$31,665	$—	$—	$149,400
Third party	35,441	64,895	4,413	—	—	104,749
Total revenue	$90,616	$127,455	$36,078	$—	$—	$254,149

Segment EBITDA	$38,449	$28,441	$17,534	$8,535	$(6,858)	$86,101
Depreciation and amortization	17,670	1,717	2,730	—	850	22,967
Amortization of customer contract intangible	—	1,803	—	—	—	1,803
Interest expense, net	—	—	—	—	38,663	38,663
Income tax expense						520
Net income						$22,148

Capital spending	$12,515	$(416)	$615	$—	$—	$12,714

	Three Months Ended December 31, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Segment EBITDA	$38,449	$28,441	$17,534	$8,535	$(6,858)	$86,101
Impairment of goodwill	14,848	—	—	—	—	14,848
Segment Adjusted EBITDA	$53,297	$28,441	$17,534	$8,535	$(6,858)	$100,949

	Three Months Ended December 31, 2022
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$51,530	$29,080	$23,531	$—	$—	$104,141
Third party	38,417	115,623	10,870	—	—	164,910
Total revenue	$89,947	$144,703	$34,401	$—	$—	$269,051

Segment EBITDA	$48,121	$23,285	$16,057	$9,017	$(4,014)	$92,466
Depreciation and amortization	14,946	1,634	2,228	—	883	19,691
Amortization of customer contract intangible	—	1,803	—	—	—	1,803
Interest expense, net	—	—	—	—	28,683	28,683
Income tax benefit						(411)
Net income						$42,700

Capital spending	$56,206	$157	$6,528	$—	$—	$62,891

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	Year Ended December 31, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$212,537	$218,997	$132,269	$—	$—	$563,803
Third party	158,573	286,704	11,329	—	—	456,606
Total revenue	$371,110	$505,701	$143,598	$—	$—	$1,020,409

Segment EBITDA	$199,463	$106,512	$63,850	$31,424	$(30,969)	$370,280
Depreciation and amortization	72,181	7,055	9,839	—	3,309	92,384
Amortization of customer contract intangible	—	7,211	—	—	—	7,211
Interest expense, net	—	—	—	—	143,244	143,244
Income tax expense						1,205
Net income						$126,236

Capital spending	$74,683	$2,111	$4,548	$—	$—	$81,342

	Year Ended December 31, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Segment EBITDA	$199,463	$106,512	$63,850	$31,424	$(30,969)	$370,280
Impairment of goodwill	14,848	—	—	—	—	14,848
Segment Adjusted EBITDA	$214,311	$106,512	$63,850	$31,424	$(30,969)	$385,128

	Year Ended December 31, 2022
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$185,845	$173,084	$120,482	$—	$—	$479,411
Third party	119,582	415,800	21,614	—	—	556,996
Total revenue	$305,427	$588,884	$142,096	$—	$—	$1,036,407

Segment EBITDA	$175,250	$83,098	$56,269	$31,683	$(34,363)	$311,937
Depreciation and amortization	47,206	6,308	8,591	—	883	62,988
Amortization of customer contract intangible	—	7,211	—	—	—	7,211
Interest expense, net	—	—	—	—	82,304	82,304
Income tax expense						382
Net income						$159,052

Capital spending	$122,594	$1,548	$6,528	$—	$—	$130,670

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
Gathering and Processing	2023	2022	2023	2022
Regulatory capital spending	$—	$163	$31	$2,855
Sustaining capital spending	1,036	1,103	2,016	1,455
Growth capital spending	11,479	54,940	72,636	118,284
Segment capital spending	$12,515	$56,206	$74,683	$122,594
Wholesale Marketing and Terminalling
Regulatory capital spending	$553	$—	924	156
Sustaining capital spending	(591)	5	163	24
Growth capital spending	(378)	152	1,024	1,368
Segment capital spending	$(416)	$157	$2,111	$1,548
Storage and Transportation
Regulatory capital spending	$335	$—	$2,005	$—
Sustaining capital spending	280	6,528	2,543	6,528
Growth capital spending	—	—	$—	$—
Segment capital spending	$615	$6,528	$4,548	$6,528
Consolidated
Regulatory capital spending	$888	$163	$2,960	$3,011
Sustaining capital spending	725	7,636	4,722	8,007
Growth capital spending	11,101	55,092	73,660	119,652
Total capital spending	$12,714	$62,891	$81,342	$130,670

Delek Logistics Partners, LP
Segment Operating Data (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	73,438	68,798	67,003	78,519
Refined products pipelines to Enterprise Systems	68,552	35,585	58,181	56,382
El Dorado Gathering System	13,329	13,136	13,782	15,391
East Texas Crude Logistics System	40,798	25,154	32,668	21,310
Midland Gathering System (1)	229,179	191,119	230,471	128,725
Plains Connection System	254,224	234,164	250,140	183,827
Delaware Gathering Assets (2):
Natural Gas Gathering and Processing (Mcfd(3))	67,292	60,669	71,239	60,971
Crude Oil Gathering (average bpd)	112,522	91,526	111,335	87,519
Water Disposal and Recycling (average bpd)	94,686	80,028	102,340	72,056

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	68,735	64,825	60,626	66,058
Big Spring marketing throughputs (average bpd)	76,408	74,238	77,897	71,580
West Texas marketing throughputs (average bpd)	10,511	10,835	10,032	10,206
West Texas gross margin per barrel	$4.73	$5.64	$5.18	$4.45
Terminalling throughputs (average bpd) (5)	105,933	127,277	113,803	132,262
(1) Formerly known as the Permian Gathering Assets.
(2) Volumes for the year ended December 31, 2022 are for the period from June 1 through December 31, 2022, for which we owned the Delaware Gathering Assets.
(3) Mcfd - average thousand cubic feet per day.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

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Investor Relations and Media/Public Affairs Contact:
Rosy Zuklic, Vice President of Investor Relations and Market Intelligence

investor.relations@delekus.com; rosy.zuklic@delekus.com; 615-767-4344
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).

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